Calculation of Filing Fee Tables
S-8
KinderCare Learning Companies, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	4,733,601	$ 3.80	$ 17,987,683.80	0.0001381	$ 2,484.10
Total Offering Amounts:						$ 17,987,683.80		$ 2,484.10
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,484.10
Offering Note
[1]	Represents 4,733,601 additional shares of KinderCare Learning Companies, Inc. (the "Registrant") common stock that were automatically added to the shares authorized for issuance under the Registrant's Amended and Restated 2022 Incentive Award Plan (the "2022 Plan"), pursuant to an annual "evergreen" increase provision effective January 1, 2026 contained in the 2022 Plan, and pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), also covers any additional shares of common stock of the Registrant that become issuable under the 2022 Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's common stock. The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Registrant's common stock on May 11, 2026, as reported by the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources